Exhibit 10.5

Execution Version

Reference is made to the Intercreditor Agreement described below. Each Secured Party, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Collateral Trustee on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Secured Party.

Notwithstanding any other provision contained herein, this Security Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Security Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

SECOND LIEN SECURITY AGREEMENT

This SECOND LIEN SECURITY AGREEMENT, dated as of March 12, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Security Agreement”), is made by ENERGY XXI USA, INC., a Delaware corporation (the “Grantor”), in favor of U.S. Bank National Association, in its capacity as Collateral Trustee (as defined in the Indenture hereinafter described) for the ratable benefit of the Secured Parties.

WITNESSETH :

A.           Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Company”), will issue its 11.000% Senior Secured Second Lien Notes due 2020 in an initial aggregate principal amount of $1,450,000,000, pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”) by and among the Company, Energy XXI Ltd, the Grantor, the Subsidiary Guarantors party thereto from time to time, and U.S. Bank National Association, as the Trustee (as defined therein).

B.           The Indenture requires the Grantor to enter into this Security Agreement and grant to the Collateral Trustee, for the ratable benefit of the Secured Parties, a security interest in the Collateral (as hereinafter defined).

C.           In connection with the Indenture, the Company, the Guarantors (including the Grantor), the Trustee and the Collateral Trustee are entering into that certain Collateral Trust Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Collateral Trust Agreement”), which sets forth the terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens upon any property of the Grantor at any time held by the Collateral Trustee, in trust for the benefit of the current and future holders of the Parity Lien Obligations (as defined in the Indenture), including the Secured Parties.

Second Lien Security Agreement

D.           Certain Priority Lien Obligations and Junior Lien Obligations (each, as defined in the Indenture) may be outstanding from time to time and, as such, to set forth the relative rights of the holders of the Priority Lien Obligations, the holders of the Parity Lien Obligations (including the Secured Parties), and the holders of the Junior Lien Obligations, The Royal Bank of Scotland plc, as the Priority Lien Collateral Agent (as defined in the Indenture), and the Collateral Trustee are entering into that certain Intercreditor Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Intercreditor Agreement”).

E.           The board of directors of the Grantor has determined that the Grantor’s execution, delivery and performance of this Security Agreement may reasonably be expected to provide substantial benefit to the Grantor, directly or indirectly, and are in the best interests of the Grantor.

F.           The Grantor has duly authorized the execution, delivery and performance of this Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Bill of Sale” means a bill of sale or other instrument evidencing the sale or transfer of the Grand Isle Gathering System from the Grantor to the purchaser or transferee, as provided in such bill of sale or other instrument.

“Collateral” is defined in Section 2.1.

“Computer Hardware and Software Collateral” means (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form, (b) software programs (including both source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above, (c) all firmware associated therewith, (d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c), and (e) all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

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“Copyright Collateral” means all copyrights of the Grantor, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of the Grantor’s rights, titles and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world, including without limitation those copyrights referred to in Item C of Schedule III hereto, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by the Grantor.

“Equipment” is defined in Section 2.1(a).

“Governmental Approval” is defined in Section 2.1(f).

“Grand Isle Gathering System” means the Grand Isle flow line networks and process facilities, including all pumps, pipelines, gathering systems, headers, separators, tanks, regulators, compressors, pumps, valves and associated equipment, formerly owned by Energy XXI Pipeline LLC and/or Energy XXI Pipeline II LLC.

“Grantor” is defined in the preamble.

“Indenture” is defined in the recitals.

“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Intercreditor Agreement” is defined in the recitals.

“Obligor” means the Company and each Guarantor.

“Organic Document” means, relative to any Person, its certificate or articles of incorporation, articles and memorandum of association, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and similar or comparable agreement or certificate, and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Person’s Capital Stock.

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“Patent Collateral” means (a) all inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, including without limitation those patents referred to in Item A of Schedule III hereto, and any patent applications in preparation for filing, (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a), (c) all patent licenses, and other agreements providing the Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, and (d) all Proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

“second priority” means Liens that (a) may be junior in priority to the Liens securing Priority Lien Obligations, to the extent permitted to be incurred or to exist under the Intercreditor Agreement, and (b) are senior in priority to the Liens securing Junior Lien Obligations, to the extent permitted to be incurred or to exist under the Intercreditor Agreement.

“Secured Obligations” is defined in Section 2.2.

“Secured Parties” means the Trustee, the Collateral Trustee, the Holders and each other holder of any Secured Obligation.

“Security Agreement” is defined in the preamble.

“Termination Date” means the earlier of (i) the earliest to occur of (a) the satisfaction and discharge of the Indenture pursuant to Article 10 thereof, (b) Legal Defeasance pursuant to Article 8 of the Indenture, (c) Covenant Defeasance pursuant to Article 8 of the Indenture, and (d) the date on which all outstanding Secured Obligations have been indefeasibly paid in full in cash and discharged, or (ii) the date upon which the Bill of Sale becomes effective.

“Trademark Collateral” means (a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired, including without limitation those trademarks referred to in Item B of Schedule III hereto, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America, or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademark”), (b) all trademark licenses for the grant by or to the Grantor of any right to use any trademark, (c) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b), (d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b), and (e) all Proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

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“Trade Secrets Collateral” means all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Grantor, (all of the foregoing being collectively called a “Trade Secret”), including all Documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“UCC” means the Uniform Commercial Code, as in effect in the State of New York, as the same may be amended from time to time.

SECTION 1.2. Indenture Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Indenture.

SECTION 1.3. UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Security Agreement, including its preamble and recitals, with such meanings.

ARTICLE II
SECURITY INTEREST

SECTION 2.1. Grant of Security Interest. The Grantor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Collateral Trustee, for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Collateral Trustee, for its benefit and the ratable benefit of each of the other Secured Parties, a continuing security interest in all of the Grantor’s following property, whether now or hereafter existing, owned or acquired by the Grantor, and wherever located, (collectively, the “Collateral”):

(a)          all equipment in all of its forms of the Grantor, wherever located, and all machinery, apparatus, installation facilities, flow line networks and process facilities, including all pumps, pipelines, gathering systems, headers, separators, tanks, regulators, compressors, valves and associated equipment, related to the Grand Isle Gathering System, and other tangible personal property, and all parts thereof and all accessions, additions, attachments, improvements, substitutions, replacements and proceeds thereto and therefor (any and all of the foregoing being the “Equipment”);

(b)          (reserved);

(c)          all contracts and contract rights of the Grantor used or useful in connection with the Equipment, and all rights of the Grantor now or hereafter existing in and to all security agreements, guaranties, leases, agreements and other contracts securing or otherwise relating to any such contracts and contract rights;

(d)          all Intellectual Property Collateral of the Grantor used or useful in connection with the Equipment;

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(e)          all books, correspondence, credit files, records, invoices, tapes, cards, computer runs, writings, data bases, information in all forms, paper and documents and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

(f)           all governmental approvals, permits, licenses, authorizations, consents, rulings, tariffs, rates, certifications, waivers, exemptions, filings, claims, orders, judgments and decrees used or useful in connection with the Equipment (each a “Governmental Approval”), to the extent a security interest may be granted therein; provided that any Governmental Approval that by its terms or by operation of law would be void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder is expressly excepted and excluded from the Liens and terms of this Security Agreement, including the grant of security interest in this Section 2.1;

(g)          (reserved);

(h)          to the extent not included in the foregoing, all fixtures and supporting obligations used or useful in connection with the Equipment;

(i)           (reserved); and

(j)           all accessions, substitutions, replacements, products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (c), (d), (e), (f) and (h), and to the extent not otherwise included, all payments and proceeds under insurance (whether or not the Collateral Trustee is the loss payee thereof), or any condemnation award, indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral).

SECTION 2.2. Security for Obligations. This Security Agreement and the Collateral secure the prompt and indefeasible payment in full and performance of all Notes Obligations now or hereafter existing under this Security Agreement, the Indenture or any other Note Document, whether for principal, interest, costs, fees, expenses or otherwise, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, or now or hereafter existing under this Security Agreement and each other Note Document (as used herein, the “Secured Obligations”).

SECTION 2.3. Continuing Security Interest; Transfer of Notes; Reinstatement.

(a)          This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Termination Date, (ii) be binding upon the Grantor and its successors, transferees and assigns, and (iii) inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and each other Secured Party and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, any Holder may assign or otherwise transfer (in whole or in part) any Note held by it as provided in the Indenture and any successor or assignee thereof shall thereupon become vested with all the rights and benefits in respect thereof granted to such Holder under each Note Document (including this Security Agreement) to the extent contemplated in the Indenture. Upon the Termination Date, the security interest granted herein shall automatically terminate and all rights to the Collateral shall (x) revert to the Grantor or (y) be transferred to the purchaser or transferee under the Bill of Sale, as applicable. Upon any such payment and termination or expiration, the Collateral Trustee will, at the Grantor’s sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever any and all Collateral held by the Collateral Trustee hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

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(b)          If at any time all or any part of any payment theretofore applied by the Collateral Trustee or any Secured Party to any of the Secured Obligations is or must be rescinded or returned by the Collateral Trustee or any such Secured Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, reorganization or other similar proceeding of the Grantor or any other Person), such Secured Obligations shall, for purposes of this Security Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued to be in existence, notwithstanding any application by the Collateral Trustee or such Secured Party or any termination agreement or release provided to the Grantor, and this Security Agreement shall continue to be effective or reinstated, as the case may be, as to such Secured Obligations, all as though such application by the Collateral Trustee or such Secured Party had not been made. This Section 2.3(b) shall survive the Termination Date.

SECTION 2.4. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Collateral Trustee of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and (c) neither the Collateral Trustee nor any other Secured Party shall have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Collateral Trustee nor any Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.5. (Reserved).

SECTION 2.6. (Reserved).

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SECTION 2.7. Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of a security interest, and shall remain in full force and effect until the Termination Date. All rights of the Secured Parties and the security interests granted to the Collateral Trustee (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of the Grantor hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of (a) any lack of validity, legality or enforceability of any Note Document, (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against the Grantor or any other Obligor or any other Person under the provisions of any Note Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations, (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligations, (d) any reduction, limitation, impairment or termination of any Secured Obligations (except in the case of the occurrence of the Termination Date) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise, (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Note Document, (f) any addition, exchange or release of any Collateral for the Secured Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations, or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Grantor or any other Obligor, any surety or any guarantor.

SECTION 2.8. Waiver of Subrogation. Until one year and one day after the Termination Date, the Grantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other Obligor that arise from the existence, payment, performance or enforcement of the Grantor’s obligations under this Security Agreement or any other Note Document, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of any Secured Party against the Company or any other Obligor or any collateral which any Secured Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Grantor in violation of the preceding sentence and the Termination Date shall not have occurred, then such amount shall be deemed to have been paid to the Grantor for the benefit of, and held in trust for, the Collateral Trustee (on behalf of the Secured Parties), and shall forthwith be paid to the Collateral Trustee to be credited and applied upon the Secured Obligations, whether matured or unmatured. The Grantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the waiver set forth in this Section 2.8 is knowingly made in contemplation of such benefits.

SECTION 2.9. Election of Remedies. Except as otherwise provided in the Indenture, if any Secured Party may, under applicable law, proceed to realize its benefits under this Security Agreement or any other Security Document, either by judicial foreclosure or by non-judicial sale or enforcement, such Secured Party may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Security Agreement. If, in the exercise of any of its rights and remedies, any Secured Party shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Grantor or any other Obligor or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, the Grantor hereby consents to such action by such Secured Party and waives any claim based upon such action, even if such action by such Secured Party shall result in a full or partial loss of any rights of subrogation that the Grantor might otherwise have had but for such action by such Secured Party.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Grantor hereby represents and warrants unto the Collateral Trustee and each other Secured Party, as at the date hereof, as set forth in this Article.

SECTION 3.1. Organization, etc. The Grantor is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a material adverse effect on the Grantor, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Security Agreement and each Note Document to which it is a party, to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except for those licenses, permits or other approvals, the absence of which could not reasonably be expected to have a material adverse effect on the Grantor.

SECTION 3.2. Due Authorization, Non-Contravention, Defaults etc. The execution, delivery and performance by the Grantor of this Security Agreement are within the Grantor’s powers, have been duly authorized by all necessary action, and do not

(a)          contravene any (i) of the Grantor’s Organic Documents, (ii) court decree or order binding on or affecting any Obligor, or (iii) law or governmental regulation binding on or affecting the Grantor; or

(b)          result in (i) or require the creation or imposition of, any Lien on any of the Grantor’s properties (except as permitted by the Note Documents), (ii) a default under any material contractual restriction binding on or affecting or (iii) any noncompliance, suspension, impairment, forfeiture or nonrenewal of any material license, permit or other governmental approval, except as could not reasonably be expected to have a material adverse effect on the Grantor.

SECTION 3.3. Government Approval, Regulation, etc. Except for filings to perfect and maintain the perfection of the Liens arising pursuant to the Security Documents, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or other Person (other than those that have been, or on the date hereof will be, duly obtained or made and that are, or on the date hereof will be, in full force and effect) is required for (a) the due execution, delivery or performance by the Grantor of this Security Agreement or any Note Document to which it is a party, (b) for the grant by the Grantor of the security interest granted hereby, (c) for the perfection or maintenance of the security interests hereunder including the second priority (subject to Permitted Liens) nature of such security interest or the exercise by the Collateral Trustee of its rights and remedies hereunder, or (d) for the exercise by the Collateral Trustee of the rights of control, possession or other rights provided for in this Security Agreement, except any “change of control” or similar filings required by state licensing agencies.

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SECTION 3.4. Validity, etc. This Security Agreement and the other Note Documents to which the Grantor is a party constitutes the legal, valid and binding obligations of the Grantor, enforceable against the Grantor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 3.5. Ownership, No Liens, etc. The Grantor is the legal and beneficial owner of, and has good and defensible title to (and has full right and authority to pledge, grant and assign) the Collateral, free and clear of all Liens and options, except for any Lien (a) granted pursuant to this Security Agreement in favor of the Collateral Trustee, or (b) that is a Permitted Lien. No effective UCC financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Collateral Trustee relating to this Security Agreement or the Note Documents, Permitted Liens or as to which a duly authorized termination statement relating to such UCC financing statement or other instrument has been delivered to the Collateral Trustee on the date hereof. This Security Agreement creates a valid security interest in the Collateral, securing the payment of the Secured Obligations, and, except for the proper filing with the Secretary of State of the State of Delaware of a UCC-1 financing statement naming the Grantor as debtor and the Collateral Trustee as secured party (the “Filing Statement”), all filings and other actions necessary to perfect and protect such security interest have been duly taken and such security interest shall be a second priority security interest.

SECTION 3.6. (Reserved).

SECTION 3.7. Grantor’s Name, Location, etc.

(a)          (i) The jurisdiction in which the Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A-1 of Schedule II hereto, (ii) the place of business of the Grantor or, if the Grantor has more than one place of business, the chief executive office of the Grantor is set forth in Item A-2 of Schedule II hereto, and (iii) the Grantor’s federal taxpayer identification number is set forth in Item A-3 of Schedule II hereto.

(b)          All of the Equipment of the Grantor is located at the places specified in Item B of Schedule II hereto.

(c)          The Grantor does not have any trade names.

(d)          The Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item E of Schedule II hereto.

(e)          (Reserved).

(f)           (Reserved).

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(g)          (Reserved).

(h)          (Reserved).

(i)           (Reserved).

(j)           The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of the Grantor.

SECTION 3.8. Possession and Control of Equipment. The Grantor hereby represents and warrants that it has exclusive possession and control of the Equipment.

SECTION 3.9. (Reserved).

SECTION 3.10. Intellectual Property Collateral. The Grantor represents that except for any Patent Collateral, Trademark Collateral, and Copyright Collateral specified in Item A, Item B and Item C, respectively, of Schedule III hereto, and any and Trade Secrets Collateral, the Grantor owns and has no interests in any Intellectual Property Collateral as of the date hereof, other than the Computer Hardware and Software Collateral. Grantor further represents and warrants that, with respect to all Intellectual Property Collateral (a) such Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part except as could not reasonably be expected to have a material adverse effect on the Grantor, (b) the Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral and no claim has been made that the use of such Intellectual Property Collateral does or may, conflict with, infringe, misappropriate, dilute, misuse or otherwise violate any of the rights of any third party, (c) the Grantor has made all necessary filings and recordations to protect its interest in such material Intellectual Property Collateral, including recordations of any of its interests in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices throughout the world, and its claims to the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world, and, to the extent necessary, has used proper statutory notice in connection with its use of any material patent, Trademark and copyright in any of the Intellectual Property Collateral, (d) the Grantor has taken all reasonable steps to safeguard its Trade Secrets and to its knowledge (i) none of the Trade Secrets of the Grantor has been used, divulged, disclosed or appropriated for the benefit of any other Person other than the Grantor, (ii) no employee, independent contractor or agent of the Grantor has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Grantor, and (iii) no employee, independent contractor or agent of the Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of the Grantor’s Intellectual Property Collateral, (e) to the Grantor’s knowledge, no third party is infringing upon any material Intellectual Property owned or used by the Grantor in any material respect, or any of its respective licensees, (f) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by the Grantor or to which the Grantor is bound that adversely affects its rights to own or use any Intellectual Property except as would not reasonably have a material adverse effect on the Grantor, (g) the Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any Intellectual Property for purposes of granting a security interest or as Collateral that has not been terminated or released, (h) the Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with any Trademarks and has taken all commercially reasonable action necessary to insure that any licensees of any Trademarks owned by the Grantor use such adequate standards of quality, (i) the consummation of the transactions contemplated by the Indenture and this Security Agreement will not result in the termination or material impairment of any material portion of the Intellectual Property Collateral, and (j) the Grantor owns directly or is entitled to use by license or otherwise, any Patents, Trademarks, Trade Secrets, Copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for the conduct of the Grantor’s business.

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SECTION 3.11. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no Governmental Approval, authorization, approval or other action by, and no notice to or filing with, any governmental authority or any other third party is required either (a) for the grant by the Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantor, (b) for the perfection or maintenance of the security interests hereunder including the second priority (subject to Permitted Liens) nature of such security interest (except with respect to the Filing Statement or, with respect to Intellectual Property Collateral, the recordation of any agreements with the U.S. Patent and Trademark Office or the U.S. Copyright Office) or the exercise by the Collateral Trustee of its rights and remedies hereunder, or (c) for the exercise by the Collateral Trustee of the voting or other rights provided for in this Security Agreement, except any “change of control” or similar filings required by state licensing agencies.

SECTION 3.12. Best Interests. It is in the best interests of the Grantor to execute this Security Agreement in as much as the Grantor will, as a result of being an Affiliate of the Company, derive substantial direct and indirect benefits from the Notes, and the Grantor agrees that the Holders are relying on this representation in agreeing to purchase the Notes.

SECTION 3.13. (Reserved).

ARTICLE IV
COVENANTS

The Grantor covenants and agrees that, until the Termination Date, it will perform, comply with and be bound by the obligations set forth below.

SECTION 4.1. (Reserved).

SECTION 4.2. Organic Documents; Change of Name, etc. The Grantor will not change its state of incorporation, formation or organization or its name, identity, organizational identification number or corporate structure unless the Grantor shall have (a) given the Collateral Trustee at least fifteen (15) days’ prior notice of such change and (b) taken all actions necessary or as requested by the Collateral Trustee to ensure that the Liens on the Collateral granted in favor of the Collateral Trustee for the benefit of the Secured Parties remain perfected, second-priority Liens. The Grantor shall not enter into any amendment or supplement to, or modification or waiver of, any term or provision of any Organic Document of the Grantor which could reasonably be expected to be materially adverse to the interests of the Collateral Trustee and the other Secured Parties.

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SECTION 4.3. (Reserved).

SECTION 4.4. As to Grantor’s Use of Collateral.

(a)          Subject to clause (b), the Grantor shall, at its own expense, endeavor to collect, as and when due, any and all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Collateral Trustee may request following the occurrence and during the continuance of an Event of Default or, in the absence of such request, as the Grantor may deem advisable.

(b)          At any time following the occurrence and during the continuance of an Event of Default, whether before or after the maturity of any of the Secured Obligations, subject to the Intercreditor Agreement, the Collateral Trustee may (i) revoke any or all of the rights of the Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Collateral Trustee of any amounts due or to become due thereunder, and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

(c)          Upon request of the Collateral Trustee following the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement, the Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Collateral Trustee of any amounts due or to become due thereunder.

(d)          At any time following the occurrence and during the continuation of an Event of Default, subject to the Intercreditor Agreement, the Collateral Trustee may endorse, in the name of the Grantor, any item, howsoever received by the Collateral Trustee, representing any payment on or other Proceeds of any of the Collateral.

SECTION 4.5. As to Equipment. The Grantor hereby agrees that it shall (a) keep all of the Equipment located at the places therefore specified in Section 3.7(b) or, upon thirty (30) days’ prior written notice to the Collateral Trustee, at such other places in a jurisdiction within the United States of America where all representations and warranties set forth in Article III shall be true and correct, and all action required pursuant to the second sentence of Section 4.12 shall have been taken with respect to the Equipment, and (b) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside.

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SECTION 4.6. As to Intellectual Property Collateral. The Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of the Grantor:

(a)          the Grantor will not (i) do or fail to perform any act whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (ii) permit any of its licensees to (A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral, (C) fail to employ all of the Trademark Collateral registered with any federal or state or foreign authority with an appropriate notice of such registration, (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, (E) use any of the Trademark Collateral registered with any federal, state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, or (F) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), the Grantor shall either (x) reasonably and in good faith determine that any of such Intellectual Property Collateral is of negligible economic value to the Grantor, or (y) the loss of the Intellectual Property Collateral would not be reasonably likely to have a material adverse effect on the business;

(b)          the Grantor shall promptly notify the Collateral Trustee if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding the Grantor’s ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

(c)          in no event will the Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Collateral Trustee, and upon request of the Collateral Trustee (subject to the terms of the Indenture and the Intercreditor Agreement), executes and delivers all agreements, instruments and documents as the Collateral Trustee may reasonably request to evidence the Collateral Trustee’s security interest in such Intellectual Property Collateral;

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(d)          the Grantor will take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or (subject to the terms of the Indenture and the Intercreditor Agreement) any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b));

(e)          following the obtaining of an interest in any material Intellectual Property by Grantor shall deliver a supplement to Schedule III identifying such new Intellectual Property; and

(f)           following the obtaining of an interest in any material Intellectual Property by Grantor or, following the occurrence and during the continuance of an Event of Default, upon the request of the Collateral Trustee (subject to the terms of the Intercreditor Agreement), Grantor shall deliver all agreements, instruments and documents the Collateral Trustee may reasonably request to evidence the Collateral Trustee’s security interest in such Intellectual Property Collateral and as may otherwise be required to acknowledge or register or perfect the Collateral Trustee’s interest in any part of such item of Intellectual Property Collateral unless the Grantor shall determine in good faith that any Intellectual Property Collateral is of negligible economic value to the Grantor.

SECTION 4.7. (Reserved).

SECTION 4.8. (Reserved).

SECTION 4.9. (Reserved).

SECTION 4.10. (Reserved).

SECTION 4.11. Taxes. Grantor agrees to comply, and will cause any of its Subsidiaries to comply, in all material respects with all applicable law, including the appropriate payment (before the same become delinquent), by, or on behalf of, the Grantor and any of its Subsidiaries of all Taxes imposed upon the Grantor or any of its direct or indirect Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Grantor or such Subsidiaries, as applicable.

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SECTION 4.12. Further Assurances, etc. The Grantor shall warrant and defend the right and title herein granted unto the Collateral Trustee in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Trustee may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. The Grantor agrees that, upon the acquisition after the date hereof by the Grantor of any Collateral, with respect to which the security interest granted hereunder is not perfected automatically upon such acquisition, to take such actions with respect to such Collateral or any part thereof as required by the Note Documents. Without limiting the generality of the foregoing, the Grantor will:

(a)          (reserved);

(b)          file (and the Grantor hereby authorizes the Collateral Trustee and its designees to file) the Filing Statement or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Collateral Trustee may request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Collateral Trustee hereby. The authorization contained in this Section 4.12 shall be irrevocable and continuing until the Termination Date;

(c)          deliver to the Collateral Trustee all Proceeds and rights from time to time received by or distributable to the Grantor in respect of any of the Collateral;

(d)          (reserved);

(e)          (reserved); and

(f)           furnish to the Collateral Trustee, from time to time at the Collateral Trustee’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Trustee may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, the Grantor hereby authorizes the Collateral Trustee to file one or more financing or continuation statements, any amendments thereto, and other similar documents necessary or desirable in the opinion of the Collateral Trustee to perfect or maintain the perfection of the Collateral Trustee’s or any Secured Party’s security interest in the Collateral or any portion thereof, in each of the foregoing cases, without the signature and without further authorization of the Grantor. The Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law. The Grantor hereby authorizes the Collateral Trustee to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

SECTION 4.13. Performance of Covenants in Note Documents. The Grantor will perform, comply with, observe and fulfill, and will cause each of its Subsidiaries to perform, comply with, observe and fulfill, each of the covenants, agreements and obligations contained in the Indenture, the Intercreditor Agreement and the other Note Documents pertaining to or otherwise applicable to the Grantor or any of its Subsidiaries.

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ARTICLE V
THE COLLATERAL TRUSTEE

SECTION 5.1. Collateral Trustee Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Collateral Trustee its attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Collateral Trustee’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument, subject to the Intercreditor Agreement, which the Collateral Trustee may deem necessary or advisable to accomplish the purposes of this Security Agreement, including (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (b) to file any claims or take any action or institute any proceedings which the Collateral Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Trustee with respect to any of the Collateral, and (c) to perform the affirmative obligations of the Grantor hereunder. THE GRANTOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 5.1 IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL BE EFFECTIVE UNTIL THE TERMINATION DATE.

SECTION 5.2. Collateral Trustee May Perform. If the Grantor fails to perform any agreement contained herein, the Collateral Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Trustee incurred in connection therewith shall be payable by the Grantor pursuant to Section 7.8 of the Collateral Trust Agreement and the Collateral Trustee may from time to time take any other action which the Collateral Trustee reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 5.3. Collateral Trustee Has No Duty. The powers conferred on the Collateral Trustee hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4. Reasonable Care. The Collateral Trustee is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral (a) if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own personal property, or (b) if the Collateral Trustee takes such action for that purpose as the Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of an Event of Default; provided, further, that failure of the Collateral Trustee to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

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SECTION 5.5. Collateral Trust Agreement Controls. Subject to Section 7.11, in the event of any conflict or inconsistency between the provisions of the Collateral Trust Agreement and this Article V, the provisions of the Collateral Trust Agreement shall control.

ARTICLE VI
REMEDIES

SECTION 6.1. Certain Remedies. Subject to the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing:

(a)          The Collateral Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) take possession of any Collateral not already in its possession without demand and without legal process, (ii) require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Collateral Trustee forthwith, assemble all or part of the Collateral as directed by the Collateral Trustee and make it available to the Collateral Trustee at a place to be designated by the Collateral Trustee that is reasonably convenient to both parties, (iii) enter onto the property where any Collateral is located and take possession thereof without demand and without legal process, (iv) without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Trustee may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to the Grantor of the time and place of any public sale or the time of any private sale is to be made shall constitute reasonable notification; provided, however, that with respect to Collateral that is (x) perishable or threatens to decline speedily in value, or (y) is of a type customarily sold on a recognized market, no notice of sale or disposition need be given. For purposes of this Article VI, notice of any intended sale or disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or email, and shall be deemed to have been “sent” upon deposit in the U.S. Mails with adequate postage properly affixed, upon delivery to an express delivery service or upon electronic submission through telephonic or internet services, as applicable. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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(b)          The Grantor agrees and acknowledges that a commercially reasonable disposition of Equipment, Computer Hardware and Software Collateral, or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral. The Grantor further agrees and acknowledges that the following shall be deemed a reasonable commercial disposition: (i) a disposition made in the usual manner on any recognized market, (ii) a disposition at the price current in any recognized market at the time of disposition, and (iii) a disposition in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition.

(c)          All cash Proceeds received by the Collateral Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Collateral Trustee in accordance with Section 3.4 of the Collateral Trust Agreement. The Collateral Trustee shall not be obligated to apply or pay over for application noncash proceeds of collection or enforcement unless (i) the failure to do so would be commercially unreasonable, and (ii) the affected party has provided the Collateral Trustee with a written demand to apply or pay over such noncash proceeds on such basis.

(d)          The Collateral Trustee may do any or all of the following: (i) transfer all or any part of the Collateral into the name of the Collateral Trustee or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder, (ii) notify the parties obligated on any of the Collateral to make payment to the Collateral Trustee of any amount due or to become due thereunder, (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (iv) endorse any checks, drafts, or other writings in the Grantor’s name to allow collection of the Collateral, (v) take control of any Proceeds of the Collateral, or (vi) execute (in the name, place and stead of the Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 6.2. (Reserved).

SECTION 6.3. Compliance with Restrictions. The Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Trustee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and the Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Trustee be liable nor accountable to the Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

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SECTION 6.4. Protection of Collateral. The Collateral Trustee may from time to time, at its option, perform any act which the Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Collateral Trustee may from time to time take any other action which the Collateral Trustee deems reasonably necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 6.5. (Reserved).

SECTION 6.6. Warranties. The Collateral Trustee may sell the Collateral without giving any warranties or representations as to the Collateral. The Collateral Trustee may disclaim any warranties of title or the like. The Grantor agrees that this procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

ARTICLE VII
MISCELLANEOUS PROVISIONS

SECTION 7.1. Note Document. This Security Agreement is a Note Document executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Grantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that the Grantor shall not (unless otherwise expressly permitted under the terms of the Note Documents) assign any of its obligations hereunder.

SECTION 7.3. Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by the Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Collateral Trustee in accordance with the terms of the Collateral Trust Agreement and the Grantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.4. Notices. Except as otherwise provided in this Security Agreement, all notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified on the signature pages of this Security Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Except as otherwise provided in this Security Agreement, any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

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SECTION 7.5. Release of Liens. The security interests granted herein shall be automatically released (a) in accordance with Sections 4.1 and 4.4 of the Collateral Trust Agreement and (b) upon the occurrence of the Termination Date. Upon any such release, the Collateral Trustee will, at the Grantor’s sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Collateral Trustee hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such release.

SECTION 7.6. No Waiver; Remedies. In addition to, and not in limitation of Section 2.7, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.7. Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

SECTION 7.8. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.9. Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT AND ANY CLAIM OR CONTROVERSY RELATING TO THE SUBJECT MATTER HEREOF, WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE, SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR NONPERFECTION, AND PRIORITY OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

THIS WRITTEN AGREEMENT AND THE OTHER NOTE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SECTION 7.10. Counterparts. This Security Agreement may be transmitted and/or signed by facsimile or other electronic transmission. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all parties hereto. The Collateral Trustee may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or electronically transmitted document or signature. This Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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SECTION 7.11. Intercreditor Agreement Controls.

(a)          Each Secured Party, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Collateral Trustee on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Secured Party.

(b)          Notwithstanding any other provision contained herein, this Security Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Security Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

(c)          Without limiting the foregoing, at any time prior to the Discharge of Priority Lien Obligations (as defined in the Intercreditor Agreement), any provision hereof requiring the Grantor to deliver possession of any Collateral to the Collateral Trustee, or to cause the Collateral Trustee to control any Collateral, shall be deemed to have been complied with, if and for so long as (i) the Intercreditor Agreement is in full force and effect and (ii) the Priority Lien Collateral Agent shall have such possession or control for the benefit of the Secured Parties and as bailee or sub-agent of the Collateral Trustee as provided in the Intercreditor Agreement.

[Signature Pages Follow]

22	Second Lien Security Agreement

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTOR

ENERGY XXI USA, INC.

By:	/s/ Antonio de Pinho
	Name:	Antonio de Pinho
	Title:	President

Address:		Energy XXI USA, Inc.
c/o Capitol Services, Inc.
1675 S. State St., Ste. B
Dover, DE 19901

with a copy to:

1021 Main (One City Centre), Suite 2626
Houston, Texas 77002
Attention: Bruce W. Busmire
Telephone No.: 713-351-3033
Telecopier No.: 713-351-3333

S-1	Second Lien Security Agreement

COLLATERAL TRUSTEE:

U.S. Bank National Association

By:	/s/ Steven A. Finklea
Name:	Steven A. Finklea
Title:	Vice President

Address:	5555 San Felipe St., Suite 1150
Houston, Texas 77056
Attention: Mauri J. Cowen
Telephone: 713-235-9206
Facsimile: 713-235-9213

S-2	Second Lien Security Agreement

SCHEDULE I
to Security Agreement

(RESERVED)

Schedule I-1	Second Lien Security Agreement

SCHEDULE II
to Security Agreement

Item A-1.          Location of Grantor for purposes of UCC.

Delaware

Item A-2.          Grantor’s place of business or principal office.

1021 Main Street, Suite 2626
Houston, TX 77002

Item A-3.          Taxpayer ID number.

Taxpayer ID number: 20-4278552

Item B.              Equipment.

Texas and Louisiana

Item C.              (Reserved).

Schedule II-1	Second Lien Security Agreement

SCHEDULE II
to Security Agreement

Item D.              (Reserved).

Item E.              Merger or other corporate reorganization.

Description of Merger:

N/A

Item F.              Government Contracts.

Description of Contract: N/A

Item G.              (Reserved).

Item H.              (Reserved).

Item I.               (Reserved).

Schedule II-2	Second Lien Security Agreement

SCHEDULE III - A
to Security Agreement

INTELLECTUAL PROPERTY COLLATERAL

Item A.         Patent Collateral.

Issued Patents

Country	Patent No.	Issue Date	Inventor(s)	Title

N/A

Pending Patent Applications

Country	Serial No.	Filing Date	Inventor(s)	Title

N/A

Patent Applications in Preparation

Expected
Country	Docket No.	Filing Date	Inventor(s)	Title

N/A

Schedule III-A-1	Second Lien Security Agreement

SCHEDULE III - B
to Security Agreement

Item B.         Trademark Collateral

Registered Trademarks

Country	Trademark	Registration No.	Registration Date

N/A

Pending Trademark Applications

Country	Trademark	Serial No.	Filing Date

N/A

Trademark Applications In Preparation

			Expected	Products/
Country	Trademark	Docket No.	Filing Date	Services

N/A

Schedule III-B-1	Second Lien Security Agreement

SCHEDULE III - C
to Security Agreement

Item C.         Copyright Collateral.

Registered Copyrights/Mask Works

Country	Registration No.	Registration Date	Author(s)	Title

N/A

Copyright/Mask Work Pending Registration Applications

Country	Serial No.	Filing Date	Author(s)	Title

N/A

Copyright/Mask Work Registration Applications In Preparation

Expected
Country	Docket No.	Filing Date	Author(s)	Title

N/A

Schedule III-C-1	Second Lien Security Agreement